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                                                                     EXHIBIT (m)

                            CALAMOS INVESTMENT TRUST

                     AMENDED AND RESTATED DISTRIBUTION PLAN

                    (AS AMENDED EFFECTIVE DECEMBER 13, 2004)

      Pursuant to the provisions of Rule 12b-1 under the Investment Company Act of 1940 (the "Act"), this amended and restated distribution (12b-1) plan (the "Plan") has been adopted for Calamos Convertible Fund, Calamos Growth and Income Fund, Calamos Market Neutral Fund, Calamos Growth Fund, Calamos Global Growth and Income Fund, Calamos High Yield Fund, Calamos Value Fund, Calamos Blue Chip Fund and Calamos International Growth Fund (the "Funds"), each a series of Calamos Investment Trust (the "Trust"), by a majority of the trustees of the Trust, including a majority of the trustees who are not "interested persons" of the Trust (as defined in the Act) and who have no direct or indirect financial interest in the operation of the Plan or in any agreements related to the Plan (the "non-interested trustees"). The substance of the Plan has also been approved by the vote of a majority of the outstanding shares of each of the Funds. This Plan shall become effective on December 13, 2004, and shall amend and restate in their entirety the distribution (12b-1) plans previously adopted by the Trust.

      Section 1. Class A Shares. Each Fund shall pay to Calamos Financial Services LLC (the "Distributor"), at the end of each month, a distribution and service fee equal to the average daily net assets of Class A shares multiplied by that portion of 0.25% which the number of days in the month bears to 365. Each such payment represents compensation for (a) expenses incurred by the Distributor for the promotion and distribution of the shares of the Fund making the payment, including, but not limited to the printing of prospectuses and reports used for sales purposes, advertisements, expenses of preparation and printing of sales literature and other distribution-related expenses, including any distribution fees paid to securities dealers and others who have executed selling group agreements with the Distributor, and (b) personal services provided by the Distributor to shareholders of the Fund, including answering inquiries from clients of the Distributor and other shareholders regarding the Fund; assisting clients in changing account designations and addresses; assisting clients in processing purchase and redemption transactions; investing client cash account balances automatically in shares of the Fund; such other services as the Fund may request, to the extent the Distributor is permitted to render such services by applicable statute, rule, or regulation; and payment of service fees to securities dealers and others who provide such services to their clients who are Fund shareholders ("Service Agents"); provided, however, that such service fees for Class A shares of any Fund paid to any Service Agent shall not exceed 0.25% of the average daily net asset value of such shares owned by shareholders for whom the Service Agent performs services.

      Section 2. Class B Shares. Each Fund shall pay to the Distributor, at the end of each month, fees equal to the average daily net assets of Class B shares multiplied by that portion of the percentage indicated below which the number of days in the month bears to 365:

Distribution Fee                                   0.75%
Service Fee                                        0.25%

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      The fee designated Distribution Fee (the "Class B Distribution Fees")
represents compensation for expenses incurred by the Distributor for the promotion and distribution of the Class B shares of the Fund making the payment, including, but not limited to the printing of prospectuses and reports used for sales purposes, advertisements, expenses of preparation and printing of sales literature and other distribution-related expenses, including any Distribution Fees paid to securities dealers and others who have executed selling group agreements with the Distributor. The fee designated Service Fee represents compensation for personal services provided by the Distributor to shareholders of the Fund, including answering inquiries from clients of the Distributor and other shareholders regarding the Fund; assisting clients in changing account designations and addresses; assisting clients in processing purchase and redemption transactions; investing client cash account balances automatically in shares of the Fund; such other services as the Fund may request, to the extent the Distributor is permitted to render such services by applicable statute, rule, or regulation; and payment of Service Fees to Service Agents. Subject to the limitations in this paragraph, the Distributor shall determine the amounts to be paid by it to Service Agents and the basis on which such amounts shall be determined; provided, however, that such Service Fees for Class B shares of any Fund paid to any Service Agent shall not exceed 0.25% of the average daily net asset value of such shares owned by shareholders for whom the Service Agent performs services.

      The Distributor may assign, sell or pledge its right to receive the Class B Distribution Fees (but not its obligation to the Trust) to a third party, and such assignment, sale or pledge shall be free and clear of offsets or claims that the Trust or any Fund may have against the Distributor. The Trust agrees to pay the Class B Distribution Fees relating to each Fund directly to the third party assignee, pledgor or purchaser or its designee.

      Section 3. Class C Shares. Each Fund shall pay to the Distributor, at the end of each month, fees equal to the average daily net assets of Class C shares multiplied by that portion of the percentage indicated below which the number of days in the month bears to 365:

Distribution Fee                                   0.75%
Service Fee                                        0.25%

      The fee designated Distribution Fee (the "Class C Distribution Fees") represents compensation for expenses incurred by the Distributor for the promotion and distribution of the shares of the Fund making the payment, including, but not limited to the printing of prospectuses and reports used for sales purposes, advertisements, expenses of preparation and printing of sales literature and other distribution-related expenses, including any Class C Distribution Fees paid to securities dealers and others who have executed selling group agreements with the Distributor. The fee designated Service Fee represents compensation for personal services provided by the Distributor to shareholders of the Fund, including answering inquiries from clients of the Distributor and other shareholders regarding the Fund; assisting clients in changing account designations and addresses; assisting clients in processing purchase and redemption transactions; investing client cash account balances automatically in shares of the Fund; such other services as the Fund may request, to the extent the Distributor is permitted to render such services by applicable statute, rule, or regulation; and payment of Service Fees to Service Agents. Subject to the limitations in this paragraph, the Distributor shall determine the amounts to be paid by it to

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Service Agents and the basis on which such amounts shall be determined;
provided, however, that such Service Fees for Class C shares of any Fund paid to any Service Agent shall not exceed 0.25% of the average daily net asset value of such shares owned by shareholders for whom the Service Agent performs services.

      The Distributor may assign its right to the Class C Distribution Fees (but not its obligation to the Trust) to a third party, and such transfer shall be free and clear of offsets or claims that the Trust or any Fund may have against the Distributor. The Trust may agree, at the request of a Distributor, to pay the Class C Distribution Fees relating to each Fund directly to the third party transferee or its designee.

      Section 4. Distribution Agreements. Each distribution agreement between the Trust and the Distributor (each a "Distribution Agreement") relating to the Class B or C Shares of any Fund shall provide that, notwithstanding anything to the contrary in this Distribution Plan or such Distribution Agreement:

            (i) the Distributor will have performed all services required to be performed in order to be entitled to receive the Distribution Fees payable in respect of each Class B Share of the Fund or in respect of the first year's Distribution Fees for each C Share of the Fund upon the settlement date for the sale of such Class B or C Shares, respectively;

            (ii) the Fund's obligation to pay the Distributor the Distribution Fees shall not be terminated or modified (including without limitation, by change in the rules applicable to the conversion of the Class B or C Shares of the Fund into shares of another class) as to any Fund for any reason (including a termination of this Distribution Plan or the Distribution Agreement between such Distributor and the Trust) except: (a) to the extent required by the Investment Company Act of 1940, as amended (the "1940 Act") or the rules or regulations thereunder, or the Conduct Rules of the National Association of Securities Dealers, Inc. (the "NASD"), or (b) in connection with a Complete Termination (as defined below) of this Distribution Plan with respect to that Fund by the Trust;

            (iii) For purposes of this Distribution Plan and any such Distribution Agreement, the term "Complete Termination" in respect of this Distribution Plan as it relates to the Class B or C Shares of any Fund means a termination of this Distribution Plan and such Distribution Agreement involving the complete cessation of the payment of Distribution Fees in respect of all Class B or C Shares, respectively, of the Fund, and the complete cessation of the payment of any asset based sales charge (within the meaning of the Conduct Rules of the NASD) or similar fees in respect of the Fund and any successor mutual fund or any mutual fund acquiring substantially all of the assets of the Fund (the Fund and such other mutual funds hereinafter referred to as the "Affected Funds") in respect of the Class B or C Shares and every future class of shares (other than future classes of shares established more than eight years after the date of such termination) which has substantially similar characteristics to the Class B or C Shares, respectively, of such Affected Funds taking into account the manner of payment and amount of asset based sales charge, CDSC or other similar charges borne directly or indirectly by the holders of such shares; provided, that (a) the Trustees of the Trust, including a majority of the non-interested trustees of the Trust, shall have determined that

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      such termination is in the best interest of such Affected Funds and the shareholders of such Affected Funds, and (b) such termination does not alter the CDSC as in effect at the time of such termination applicable to shares of the Fund, the date of original issuance of which occurs on or prior to such termination.

      Section 5. Other Compensation. No additional payments are to be made by the Trust or the Funds as a result of the Plan other than (a) the compensation the Trust is otherwise obligated to pay to Calamos Asset Management, Inc. (the "Adviser") pursuant to the Investment Management Agreement as in effect at any time, (b) payments pursuant to Sections 1, 2 and 3 of this Plan, and (c) payments made by the Trust or the Funds in the ordinary course of their business. To the extent any payments by the Trust or the Funds under subsection
(c) above, or to or by the Adviser, the Distributor, or other parties on behalf of the Trust, Adviser or Distributor, are deemed to be payments for the financing of any activity primarily intended to result in the sales of Fund shares issued by the Trust within the context of Rule 12b-1 under the Act, then such payments shall be deemed to have been made pursuant to the Plan. The costs and activities the payment of which are intended to be within the scope of the Plan shall include, but not necessarily be limited to, the following:

            (iv) the costs of the preparation, printing, and mailing of all required reports and notices to existing shareholders;

            (v) the costs of the preparation, printing, and mailing or other dissemination of all prospectuses (including statements of additional information); and

            (vi) the costs of preparation, printing and mailing of any proxy statements and proxies.

      Section 6. Information to be Provided by Distributor. The Distributor shall prepare written reports to the Trust's board of trustees on a quarterly basis showing all amounts paid under this Plan and any distribution or service agreements and the purposes for which such payments were made, plus a summary of the expenses incurred by the Distributor hereunder, together with such other information as from time to time shall be reasonably requested by the board of trustees of the Trust.

      Section 7. Non-interested Trustees. So long as the Plan is in effect, nominees for election as non-interested trustees shall be selected by the non-interested trustees as required by Rule 12b-1 under the Act.

      Section 8. Term of Plan. The Plan shall remain in effect until July 31, 2005, and shall continue in effect from year to year thereafter only so long as such continuance is specifically approved at least annually by the vote of a majority of the trustees of the Trust, including a majority of the non-interested trustees of the Trust who have no direct or indirect financial interest in the Plan or in any agreements related to the Plan, cast in person at a meeting called for such purpose.

      Section 9. Termination of Plan. The Plan may be terminated as to a Fund, without penalty, at any time by either a majority of the non-interested trustees of the Trust or by vote of a

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majority of the outstanding voting securities of that Fund, and shall terminate automatically in the event of any act that terminates the Distribution Agreement with the Distributor.

      Notwithstanding the foregoing or Section 11 below, any amendment or termination of this Distribution Plan as to any Fund shall not affect the rights of the Distributor to receive the Distribution Fee relating to the Fund unless the termination constitutes a Complete Termination of this Distribution Plan and the related Distribution Agreement as to the Fund as described in Section 4 above.

      Section 10. Related Agreements. Any agreement related to the Plan, including any distribution or service agreement, may be terminated, without penalty, at any time by either a majority of the non-interested trustees of the Trust or by vote of a majority of the outstanding voting securities of the Fund or Funds to which the agreement relates on not more than 60 days' written notice to any other party to such agreement, and shall terminate automatically in the event of any act that terminates the Plan or the Distribution Agreement with the Distributor. Any such related agreement shall terminate automatically in the event of any act that constitutes its assignment.

      Section 11. Amendments. Neither the Plan nor any distribution or service agreement may be amended to increase materially the amount deemed to be spent for distribution or servicing of a Fund's shares without approval by a majority of that Fund's outstanding voting securities, and all material amendments to the Plan and any distribution or service agreement shall be approved by a vote of a majority of the trustees of the Trust, including a majority of the non-interested trustees of the Trust who have no direct or indirect financial interest in the Plan or in any agreements related to the Plan, cast in person at a meeting called for such purpose.

      Section 12. Limitation of Liability. Any obligation of the Trust hereunder shall be binding only upon the assets of the Trust (or the Fund) and shall not be binding upon any trustee, officer, employee, agent, or shareholder of the Trust. Neither the authorization of any action by the trustees or shareholders of the Trust nor the execution of this Plan on behalf of the Trust shall impose any liability upon any trustee or any shareholder.

      This Plan and the terms and provisions thereof are hereby accepted and agreed to by the Trust and the Distributor as evidenced by their execution hereof.

Dated as of December 13, 2004

CALAMOS INVESTMENT TRUST              CALAMOS FINANCIAL SERVICES LLC

By: /s/ James S. Hamman, Jr.          By: /s/ Patrick H. Dudasik
    ----------------------------          --------------------------------------
    Name: James S. Hamman, Jr.            Name: Patrick H. Dudasik
    Title: Secretary                      Title: Executive Vice President, Chief
                                      Financial Officer and Administrative
                                      Officer, and Treasurer

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